Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of Alpharma Inc. on Form S-8 (File No. 33-60495) and Form S-3 (File Nos. 333-57501 and 333-70229) of our
report dated February 24, 1999, on our audits of the consolidated financial statements of Alpharma Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.







PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 25, 1999